UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April [__], 2011

ORBITZ WORLDWIDE, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455
(Commission File Number)	(I.R.S. Employer Identification No.)
500 W. Madison Street, Suite 1000, Chicago, Illinois	60661
(Address of Principal Executive Offices)	(Zip Code)

(312) 894-5000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April [__], 2011, Richard P. Fox resigned as a director and member of the audit and compensation committees of Orbitz Worldwide, Inc. (the “Company”). As previously reported by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on January 28, 2011, Mr. Fox previously notified the Company that he did not intend to stand for reelection at the Company's 2011 Annual Meeting of Shareholders (the "Annual Meeting") to devote more time to his other business and personal interests. Mr. Fox resigned prior to the expiration of his term at the Annual Meeting, because the nominating & corporate governance committee identified a suitable director replacement who was available to begin service immediately.

         Effective April [__], 2011, the Board of Directors appointed Mark Britton to the Board. Mr. Britton was appointed as a Class I director and as a member of the audit and compensation committees to fill the vacancy on the Board created by the departure of Mr. Fox and will serve for the term expiring at the Annual Meeting. Mr. Britton will stand for election by the Company's shareholders at the Annual Meeting on June 1, 2011. On April [__], 2011, the Board also appointed Kristina M. Leslie to serve as Mr. Fox's replacement as chair of the audit committee.

There are no related party transactions with Mr. Britton required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.
99.1	Press Release, dated March 25, 2011.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.

Dated:	April [__], 2011	By:	/s/ James P. Shaughnessy
			Name:	James P. Shaughnessy
			Title:	Senior Vice President, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated April [__], 2011.